                                                                    EXHIBIT 10.1



                              CONSULTING AGREEMENT


         This Consulting Agreement (this "Agreement") is entered into as of May 7, 2001 by and between E-Sync Networks, Inc., a Delaware corporation (the "Company"), and SpaceLogix, Inc., a Delaware corporation (the "Consultant").

                                    RECITALS

         1. Consultant has expertise in the area of the Company's business and is willing to provide consulting services to the Company.

         2. The Company is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

         1. ENGAGEMENT.

                  (a) The Company hereby engages Consultant to render, as an independent contractor, the consulting services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and Consultant from time to time. For purposes of this Agreement, references to "Consultant" shall also include all representatives, agents, employees, and affiliates of Consultant.

                  (b) Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.

                  (c) The persons listed under the heading "Representatives of Consultant" on Exhibit A hereto shall be the representatives of Consultant principally responsible for providing the services hereunder to the Company and biographies of such individuals have been delivered by the Consultant to the Company for review and consideration prior to the date hereof.

         2. TERM. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties or terminated as provided for below, and shall continue until the satisfactory completion of the services set forth in Exhibit A. The Company may terminate this Agreement upon 10 days written notice to Consultant. This Agreement shall automatically terminate upon consummation of the Merger (as defined in that certain Letter of Intent dated May 7, 2001 between the Company and the Consultant (the "LOI")) or any similar transaction.

         3. COMPENSATION.

                  (a) In consideration of the services to be performed by Consultant, the Company agrees to pay Consultant in the manner and at the rates set forth in Exhibit A.

                  (b) Out of pocket expenses incurred by Consultant that are authorized by the Company in advance in writing shall be reimbursed by Company to Consultant.

         4. CONSULTANT'S BUSINESS ACTIVITIES.

                  (a) During the term of this Agreement, Consultant will engage in no business or other activities, which are or may be, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

                  (b) Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company. Further, Consultant shall perform its duties and responsibilities to the best of its abilities in a diligent and professional manner.

                  (c) Consultant shall keep and periodically provide to the Company a log describing the work activities and hours of Consultant.

         5. CONFIDENTIAL INFORMATION AND ASSIGNMENTS. Consultant is simultaneously executing a Confidential Information and Invention Assignment Agreement for Consultants in the form of Exhibit B (the "Confidential Information and Invention Assignment Agreement"). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason.

         6. INTERFERENCE WITH THE COMPANY'S BUSINESS.

                  (a) Notwithstanding any other provision of this Agreement, during the term of this Agreement and for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed by or under contract (whether as a consultant, at-will employee or otherwise) with the Company during the period of such person's association with the Company and one year thereafter.

                  (b) Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, during the term of this Agreement and for a period of one year after termination of this Agreement, Consultant shall not, directly or indirectly, solicit any clients or customers of the Company. Consultant agrees that such solicitation would necessarily involve disclosure or use of confidential information in breach of the Confidential Information and Invention Assignment Agreement.

         7. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants
(i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of its his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will not enter into any agreement (whether oral or written) in conflict with this Agreement.

         8. INDEMNIFICATION. Consultant hereby agrees to indemnify, defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 7 hereof. Consultant's obligations under this paragraph 8 hereof shall survive the termination (for any reason) of this Agreement.

         9. ATTORNEY'S FEES. Should for any reason either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

         10. ENTIRE AGREEMENT. This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

         11. AMENDMENT. This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

         12. SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         13. RIGHTS CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

         14. NONWAIVER. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

         15. REMEDY FOR BREACH. The parties hereto agree that, in the event of breach or threatened breach of this Agreement by the Consultant, the damage or imminent damage to the value and the goodwill of the Company's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach by Consultant, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

         16. AGREEMENT TO PERFORM NECESSARY ACTS. Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         17. ASSIGNMENT. This Agreement may not be assigned by Consultant without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

         18. COMPLIANCE WITH LAW. In connection with its services rendered hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

         19. INDEPENDENT CONTRACTOR. The relationship between Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from fees to the Consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

         20. TAXES. Consultant agrees to pay all appropriate local, state and federal taxes.

         21. GOVERNING LAW. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of New York.


SPACELOGIX, INC.                             E-SYNC NETWORKS, INC.


By:  /s/  Douglas C.W. Greenwood             By:  /s/  Michael A. Clark
   -----------------------------                -----------------------------
   Name:  Douglas C.W. Greenwood                Name:  Michael A. Clark
   Title: President                             Title: President & COO

                                    EXHIBIT A


1.       DESCRIPTION OF SERVICES TO BE RENDERED

         To assist the management of the Company in identifying appropriate action steps to improve the financial performance of the Company within the shortest possible time frame. These steps may include, but not be limited to:

         (a) Development and implementation of appropriate business, marketing and sales plans;

         (b) Assistance in fund-raising, including presentation of business, marketing and sales plans;

         (c) Development of strategic partnerships and alliances; and

         (d) Sales of the Company's products and services.

2.       COMPENSATION

         (a) Monthly Fee. The Company will pay Consultant a monthly fee of $50,000 (the "Consulting Fee"). The Consulting Fee shall accrue and become payable only in the event Bridge Loans (as defined in the LOI) in an aggregate amount of at least $1,050,000 are made to the Company by Consultant. Notwithstanding the foregoing, the Consulting Fee shall only accrue for three
(3) months following the date hereof and following such time the obligation to accrue and pay the Consulting Fee shall terminate, unless at such time the monthly revenues generated by Consultant equal or exceed the Consulting Fee. Consultant agrees that any net revenues generated by Consultant following the date hereof, shall be for the account of and payable to the Company.

         (b) Penalty Fee. In the event the Merger (as defined in the LOI) does not occur within 150 days from the date hereof (and such non-occurrence does not result from (i) a decision by Spacelogix (as defined in the LOI) and/or TW (as defined in the LOI) to cease negotiations in regard thereto, (ii) Spacelogix's failure to make Bridge Loans to the Company in an aggregate amount of at least $1,050,000 within 45 days of the execution hereof and/or (iii) the Merger Agreement (as defined in the LOI) being executed but the Merger not being consummated within 90 days thereof as a result of a breach by Spacelogix thereof and/or the failure of Spacelogix to satisfy all conditions precedent required to be satisfied by it), then the Company shall pay Consultant a penalty fee of $75,000 in lieu of any Consulting Fee and/or expenses otherwise owed hereunder to compensate Consultant for services rendered and expenses incurred.

3.       REPRESENTATIVES OF CONSULTANT:

         (a) Wayne Allen

         (b) Edison Chae

         (c) Douglas Caraballo

                                    EXHIBIT B

   CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT FOR CONSULTANT

           CONFIDENTIAL INFORMATION AND OWNERSHIP INVENTION ASSIGNMENT
                            AGREEMENT FOR CONSULTANT


         This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is made between E-Sync Networks, Inc., a Delaware corporation (the "Company"), and the undersigned consultant (the "Consultant").

         In consideration of my Consultant's relationship with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates of the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, the undersigned Consultant agrees that:

         1. Term of Agreement. This Agreement shall continue in full force and effect for the duration of Consultant's relationship with the Company and shall continue thereafter until terminated through a written instrument signed by both parties hereto.

         2.       Confidentiality.

                  (a)      Definitions.

                  "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship or otherwise produced or acquired by or on behalf of the Company. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

                           (1) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

                           (2) information about costs, profits, markets, sales, contracts and lists of customers, and distributors;

                           (3) business, marketing, and strategic plans;

                           (4) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements; and

                           (5) employee personnel files and compensation information.

         Confidential Information is intended to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

                  (b) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its business. This Confidential Information includes not only information disclosed by the Company to Consultant, but also information developed or learned by Consultant during the course of Consultant's relationship with the Company.

                  (c) Protection of Confidential Information. Consultant will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in Consultant's assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either during or after Consultant's relationship with the Company. In the event Consultant desires to publish the results of Consultant's work for the Company through literature or speeches, Consultant will submit such literature or speeches to the President or Chief Operating Officer of the Company at least 10 days before dissemination of such information for a determination of whether such disclosure may alter trade secret status, may be prejudicial to the interests of the Company, or may constitute an invasion of its privacy. Consultant agrees not to publish, disclose or otherwise disseminate such information without prior written approval of the President or Chief Operating Officer of the Company. Consultant acknowledges that it is aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

                  (d) Delivery of Confidential Information. Upon request or when Consultant's relationship with the Company terminates, Consultant will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

                  (e) Location and Reproduction. Consultant shall maintain at Consultant's workplace only such Confidential Information as Consultant has a current "need to know." Consultant shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. Consultant shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

                  (f) Prior Actions and Knowledge. Consultant represents and warrants that from the time of Consultant's first contact with the Company, Consultant held in strict confidence all Confidential Information and has not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

                  (g) Third-Party Information. Consultant acknowledges that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that it will at all times hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform Consultant's obligations hereunder and as is consistent with the Company's agreement with such third parties.

                  (h) Third Parties. Consultant represents that its relationship with the Company does not and will not breach any agreements with or duties to any other third party. Consultant will not disclose to the Company or use on its behalf any confidential information belonging to others and Consultant will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

         3.       Proprietary Rights, Inventions and New Ideas.

                  (a) Definition. The term "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created which: (1) relate to the Company's current or contemplated business; (2) relate to the Company's actual or demonstrably anticipated research or development; (3) result from any work performed by Consultant for the Company; (4) involve the use of the Company's equipment, supplies, facilities or trade secrets; (5) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to Consultant; or (6) result from Consultant's access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials (collectively, "Company Materials").

                  (b) Company Ownership. All right, title and interest in and to all Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas and Inventions shall be considered works made for hire. Consultant shall mark all Subject Ideas and Inventions with the Company's copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company's rights therein. In the event that the Subject Ideas and Inventions shall be deemed not to constitute works made for hire, or in the event that Consultant should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Subject Ideas and Inventions, Consultant agrees to assign to the Company, without further consideration, Consultant's entire right, title and interest in and to each and every such Subject Idea and Invention.

                  (c) Disclosure. Consultant agrees to disclose promptly to the Company full details of any and all Subject Ideas and Inventions.

                  (d) Maintenance of Records. Consultant agrees to keep and maintain adequate and current written records of all Subject Ideas and Inventions and their development made by Consultant (solely or jointly with others) during the term of Consultant's relationship with the Company. These records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times.

                  (e) Determination of Subject Ideas and Inventions. Consultant further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual

Property"), that Consultant does not believe to be a Subject Idea or Invention, but that is conceived, developed, or reduced to practice by the Company (alone by Consultant or with others) during Consultant's relationship with the Company and for one (1) year thereafter, shall be disclosed promptly by Consultant to the Company. The Company shall examine such information to determine if in fact the Intellectual Property is a Subject Idea or Invention subject to this Agreement.

                  (f) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by Consultant, or whether it results from my Consultant's access to Confidential Information or Company Materials, Consultant agrees that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my Consultant's access to Company Materials if: (1) it grew out of or resulted from Consultant's work with the Company or is related to the business of the Company, and (2) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by Consultant or with Consultant's significant aid, during the relationship with the Company and within one year after termination of Consultant's relationship with the Company.

                  (g) Assistance. Consultant further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Subject Ideas and Inventions in any and all countries, and to that end will execute all documents necessary:

                           (1) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same;

                           (2) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and

                           (3) to cooperate with the Company (but at the Company's expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.

                  (h) Authorization to Company. In the event the Company is unable, after reasonable effort, to secure Consultant's signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and on Consultant's behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by Consultant. Consultant's obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of Consultant's relationship with the Company, but the Company shall compensate Consultant at a reasonable rate after such termination for time actually spent by Consultant at the Company's request on such assistance.

                  (i) Acknowledgment. Consultant acknowledges that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which Consultant desires to exclude from the operation of this Agreement. To the best of Consultant's knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between Consultant and any other person (including any business or governmental entity).

                  (j) No Use of Name. Consultant shall not at any time use the Company's name or any the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

         4.       Competitive Activity.

                  (a) Acknowledgment. Consultant acknowledges that the pursuit of the activities forbidden by Section 4(b) below would necessarily involve the use, disclosure or misappropriation of Confidential Information.

                  (b) Prohibited Activity. To prevent the above-described disclosure, misappropriation and breach, Consultant agrees that during its relationship and for a period of one (1) year thereafter, without the Company's express written consent, Consultant shall not, directly or indirectly, (i) employ, solicit for employment, or recommend for employment any person employed by the Company (or any Affiliate); and (ii) engage in any present or contemplated business activity, other than as currently conducted or contemplated, that is or may be competitive with the Company (or any Affiliate) in any state where the Company conducts its business, unless Consultant can prove that any action taken in contravention of this subsection (ii) was done without the use in any way of Confidential Information.

         5. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking a relationship with the Company; (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) that Consultant will not use in the performance of Consultant's responsibilities for the Company any confidential information or trade secrets of any other person or entity; and (iv) that Consultant has not entered into or will not enter into any agreement (whether oral or written) in conflict with this Agreement.

         6.       Termination Obligations.

                  (a) Upon the termination of Consultant's relationship with the Company or promptly upon the Company's request, Consultant shall surrender to the Company all equipment, tangible Proprietary Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated files and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by, or prepared by Consultant itself in the course of or incident to its relationship with the Company, that are in Consultant's possession or under its control.

                  (b) Consultant's representations, warranties, and obligations contained in this Agreement shall survive the termination of Consultant's relationship with the Company.

                  (c) Following any termination of Consultant's relationship with the Company, Consultant will fully cooperate with the Company in all matters relating to Consultant's continuing obligations under this Agreement.

                  (d) Consultant hereby grants consent to notification by the Company to any of Consultant's future employers or companies Consultant consults with about Consultant's rights and obligations under this Agreement.

                  (e) Upon termination of Consultant's relationship with the Company, Consultant will execute a Certificate acknowledging compliance with this Agreement in the form reasonably requested by the Company.

         7. Injunctive Relief. Consultant acknowledges that its failure to carry out any obligation under this Agreement, or a breach by Consultant of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of specific performance. Consultant also understands that other action may be taken and remedies enforced against Consultant.

         8. Modification. No modification of this Agreement shall be valid unless made in writing and signed by both parties.

         9. Binding Effect. This Agreement shall be binding upon Consultant's successors and assign, heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

         10. Governing Law. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of New York (without reference to conflict of law principles).

         11. Integration. This Agreement sets forth the parties' mutual rights and obligations with respect to proprietary information, prohibited competition, and intellectual property. It is intended to be the final, complete, and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to Consultant and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

         12. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

         13. Attorneys' Fees. Should either Consultant or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party (as defined in New York statutory law) in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

         14. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         15. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or Consultant (or by that party's successor), whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that party's right to exercise any or all other rights and remedies. This Agreement will inure to the benefit of the Company and Consultant, and its successors and assigns.

         16. Nonwaiver. The failure of either the Company or Consultant, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by Consultant must be in writing and signed by a person duly authorized by the Company or Consultant, as applicable.

         17. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered or sent by regular mail, with postage prepaid, to the Company's or Consultant's principal office, as the case may be.

         18. Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         19. Assignment. This Agreement may not be assigned by either party without the Company's prior written consent.

         20. Compliance with Law. Each party agrees to abide by all federal, state, and local laws, ordinances and regulations.

         21. Consultant Representatives. Consultant agrees to cause all employees, consultants, agents and other representatives to comply with the provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 7, 2001.

CAUTION: THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS OF TRUST AND AFFECTS THE CONSULTANT'S RIGHTS TO INVENTIONS AND OTHER INTELLECTUAL PROPERTY THE CONSULTANT MAY DEVELOP.


                                                     SPACELOGIX, INC.


                                                     By:
                                                          Name:
                                                          Title:


                                                     E-SYNC NETWORKS, INC.


                                                     By:
                                                           Name:
                                                           Title: